EXHIBIT 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bridge Capital Holdings of our report dated February 27, 2006 relating to the financial statements.


/s/ VAVRINEK, TRINE, DAY & CO., LLP


Palo Alto, California
September 29, 2006